VOTING AGREEMENT


     THIS VOTING AGREEMENT is made and entered into this 7th day of May, 2004 by and among John E. Elliott, II ("Elliott"), Lawrence Kuhnert ("Kuhnert"), David Bensol ("Bensol"), Bradley Smith ("Smith"), and each of the undersigned shareholders of Critical Home Care, Inc. (collectively, "Reg D Investors").

     WHEREAS, Critical Home Care, Inc., a Nevada corporation ("CHC"), RKDA, Inc., a Michigan Corporation ("RKDA"), Elliott, Kuhnert and others entered into a certain Agreement and Plan of Merger of an even date hereof ("Merger Agreement") wherein RKDA agreed to merge with a wholly owned subsidiary of CHC, with RKDA being the surviving corporation;

     WHEREAS, pursuant to the terms and provisions of the Merger Agreement, Elliott and Kuhnert exchanged all of the shares of stock in RKDA owned by them for 21,300,000 shares of voting common stock of CHC;

     WHEREAS, Bensol, Smith and each of the Reg D Investors own voting securities in CHC;

     WHEREAS, as a material inducement to RKDA, Elliott and Kuhnert entering into the Merger Agreement and as a condition to RKDA, Elliott and Kuhnert consummating the transactions contemplated thereunder, Bensol, Smith and the Reg D Investors agreed to vote their securities, or cause their securities to be voted, for the election of directors of CHC in the manner set forth in this Voting Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, and for other valuable consideration, the parties agree as follows:

     1. Voting Agreement by Elliott and Kuhnert. Subject to applicable laws and regulations, Elliott and Kuhnert hereby agree that at each regular or special meeting of the shareholders of CHC that occurs during the term of this Agreement and at which the election of directors is submitted to the vote of the shareholders, each of them will vote all of the voting securities in CHC owned by them at the time of such vote for the same nominees to the Board of Directors of CHC.

     2. Voting Agreement by Bensol, Smith and Reg D Investors. Subject to applicable laws and regulations, Bensol, Smith and the Reg D Investors hereby agree that at each regular or special shareholder meeting that occurs during the term of this Voting Agreement and at which the election of directors is submitted to the vote of the shareholders, each of them will vote, or cause to be voted, all or a sufficient percentage of the voting securities owned by them, beneficially or of record, for all or some of the director nominees nominated by Elliott and Kuhnert so that at all times during the term of this Agreement a majority of the board of directors of CHC consists of individuals nominated by Elliott and Kuhnert. If at any time during the term of this Voting Agreement, either Elliott or Kuhnert (but not both) is a shareholder of CHC, then Bensol, Smith and each of the Reg D Investors agree that this Voting Agreement shall remain in full force and effect and that they shall vote their voting securities in such a manner so that a majority of the board of directors consists of individuals nominated by Elliott or Kuhnert, as applicable.

     3. Term of Agreement. This Agreement shall become effective immediately upon the closing of the transactions contemplated by the Merger Agreement and shall continue in full force and effect until the earlier of: (a) the date that neither Elliott nor Kuhnert are executive officers of CHC, (b) the date that Elliott and Kuhnert fail to collectively own (beneficially or of record) at least ten (10%) percent of the outstanding voting securities of CHC, or (c) the expiration of the maximum period of time that applicable law allows for a voting agreement to remain in effect.

     4. Stock Legend. Bensol, Smith and the Reg D Investors agree that so long as this Agreement remains in effect the Company may cause each certificate of stock or other voting security now owned or hereafter acquired by them to bear the following legend upon its face:

"THE RIGHT TO VOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS LIMITED BY AND SUBJECT TO THE TERMS AND PROVISIONS OF A VOTING AGREEMENT BETWEEN THE OWNER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT ARE BINDING UPON ANY AND ALL SUCCESSORS AND ASSIGNS AND SHALL REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHICATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE."

     5. Acquisition of Additional Securities. The terms and provisions of this Voting Agreement shall apply to any voting stock or other voting securities now owned or hereafter acquired by the parties hereto, however acquired, and all of such voting securities shall be subject to the terms and provisions of this Voting Agreement in the same manner as they apply to the voting securities owned by the parties at the time of their execution of this Voting Agreement.

     6. Injunctive Relief. It is expressly agreed and acknowledged that a loss arising from a breach of any provision under this Voting Agreement may not be reasonably and equitably compensated by money damages. Therefore, the parties agree that in the case of any such breach, the other party shall be entitled to injunctive, specific enforcement and/or other extraordinary relief, which relief shall be cumulative and in addition to any and all other remedies which may be available by law or equity.

     7. Successors Bound by Agreement. This Voting Agreement shall be binding upon each party's successors, assigns, heirs, beneficiaries, devisees, personal representatives, and successor trustees. The parties agree for themselves, their heirs, personal representatives and successors, to do all acts necessary to carry out the intents and purposes of this Voting Agreement.

     8. Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding the fact that any party is or may hereafter become domiciled in a different state.

     9. Waiver. The waiver of a breach of any provision of this Voting Agreement by any party shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power hereby granted to any party or allowed it by law shall be cumulative and not exclusive of any other.

     10. Amendment of Agreement. This Voting Agreement may be altered or amended in any of its provisions only by the unanimous written agreement of parties.

     11. Further Actions. The parties agree to take all further actions and to execute and deliver any further documents and instruments as may be requested by legal counsel to the Company or otherwise necessary or appropriate in order to carry out and effectuate the terms and provisions of this Voting Agreement.

     12.   Interpretation  of  Agreement.   Where  appropriate  in  this  Voting
Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and the neuter.

     13. Entire Agreement. This Voting Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between or among the parties. The parties acknowledge and agree that there are no written or oral agreements, understandings or representations, directly or indirectly related to this Voting Agreement or any subject matter hereof, that are not set forth herein.

     14. Counterparts/Facsimile Signatures. This Voting Agreement may be executed in a number of counterparts or facsimiles thereof, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURES ON NEXT PAGE]




     IN WITNESS WHEREOF, the parties have executed this Voting Agreement effective the day and year first above written.

                                /s/ John E. Elliott, II
                              ___________________________

                              John E. Elliott, II

                                /s/ Lawrence Kuhnert
                              ___________________________

                              Lawrence Kuhnert

                                /s/ David Bensol
                              ___________________________

                              David Bensol

                                /s/ Bradley Smith
                              ___________________________

                              Bradley Smith




                                      "REG D INVESTORS"

                           Jana Partners

                                   /s/
                              By:  ___________________________

                              Its: ___________________________




                           Web Financial Corporation
                                    /s/
                              By:  ___________________________

                              Its: ___________________________




                           North Sound Legacy Fund LLC

                                    /s/
                              By:  ___________________________

                              Its: ___________________________




                           North Sound Legacy Institutional Fund LLC

                                    /s/
                              By:  ___________________________

                              Its: ___________________________



                           North Sound Legacy International Ltd

                                    /s/
                              By:  ___________________________

                              Its: ___________________________